SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                                  ____________
                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported):  April 1, 2004

                              EMERITUS CORPORATION
               (Exact name of registrant as specified in charter)

           WASHINGTON               1-14012              91-1605464
    (State or other jurisdiction  (Commission         (IRS Employer
          of incorporation)       File Number)     Identification No.)


                              Raymond R. Brandstrom
        Vice President of Finance, Chief Financial Officer, and Secretary
                              Emeritus Corporation
                         3131 Elliott Avenue, Suite 500
                            Seattle, Washington 98121
               (Address of principal executive offices) (Zip Code)

                                 (206) 298-2909
              (Registrant's telephone number, including area code)

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ITEM 2.      ACQUISITION OR DISPOSITION OF ASSETS

CPM-JEA  TRANSACTIONS

On April 1, 2004, the Company completed the first stage of its previously announced proposed lease acquisition of up to 24 assisted living facilities in 13 states, including up to 10 stand-alone dementia care facilities, for an approximate $187 million investment financed by a real estate investment trust. Fourteen of the communities, of which the Company managed 13 in 2003, were owned by partnerships that Daniel R. Baty, the Company's Chairman and Chief Executive Officer, controls and in which he has financial interests ("Baty Entities"). The completed first stage involved 17 of the 24 senior housing and long-term care properties for a total investment of about $136 million. Of the 17 communities that closed on April 1, 2004, nine communities were previously managed in 2003 and were controlled by the Baty Entities, and eight are stand-alone dementia care facilities. Of the up to $51 million balance of the transaction, at least $37.2 million is expected to close during the second quarter of 2004, subject to customary closing conditions. The facilities are under a master lease with a 15-year term, with three 5-year renewal options. The initial lease rate is 9% with consumer price index based inflators. The initial lease payment is expected to be approximately $1.0 million per month.



ITEM 7.      FINANCIAL STATEMENTS AND EXHIBITS

(a)     Financial Statements of business acquired
The required financial statements for the acquired business are not included in this Report at this time. The Registrant will file such financial statements by amendment within sixty days after the date on which this Report is required to be filed.

(b)     Pro forma financial information
The required pro forma financial information is not included in this Report at this time. The Registrant will file such pro forma financial information by amendment within sixty days after the date on which this Report is required to be filed.

(c)     Exhibits:

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                                                                                                                Footnote
  Number                 Description                                                                             Number


  10.79    LOYALTON OF FOLSOM, CALIFORNIA, THE LAKES, FLORIDA, CANTERBURY WOODS, MASSACHUSETTS, BECKETT MEADOWS,
           TEXAS, CREEKSIDE, TEXAS, OAK HOLLOW, TEXAS, PINEHURST, TEXAS, STONEBRIDGE, TEXAS, DESERT SPRINGS, TEXAS,
           AUSTIN GARDENS, CALIFORNIA, KINGSLEY PLACE SHREVEPORT, LOUISIANA, SILVERLEAF MANOR, MISSIPPIPPI,
           PINE MEADOW, MISSIPPIPPI, PINES OF GOLDSBORO, NORTH CAROLINA, LOYALTON OF ROCKFORD, ILLINOIS,
           AND CHARLESTON GARDENS, WEST VIRGINIA. THE FOLLOWING AGREEMENTS ARE REPRESENTATIVE OF THOSE EXECUTED
           IN CONNECTION WITH THESE PROPERTIES:

10.79.1    Purchase and Sale Agreement ("Agreement") by and between Lodi Care Group LLC, Aurora Bay/Columbus,
           L.L.C., Aurora Bay/Hattiesburg, L.L.C., Spring Creek Group, Ltd., Bedford Care Group, Ltd.,
           Tyler Group, Ltd., White Rock Care Group, Ltd., El Paso Care Group, Ltd., and Lubbock Group, Ltd.,
           (each of the foregoing individually, a "Seller" and collectively, "Sellers") and Emeritus Corporation,
           "Purchaser") and Aurora Bay Investments, LLC, ("ABI"),  and JCI, LLC, ("JCI" and together with ABI,
           the "Guarantors") dated March, 30, 2004 (the "Execution Date").                                            (1)

10.79.2    Purchase and Sale Agreement ("Agreement") by and among (i) THE LAKES ASSISTED LIVING, LLC,
           SACRAMENTO COUNTY ASSISTED LLC, ROCKFORD RETIREMENT RESIDENCE, LLC, HB-ESC I,
           LLC, CANTERBURY WOODS ASSISTED LIVING, LLC, AUTUMN RIDGE HERCULANEUM, L.L.C.,
           MERIDIAN ASSISTED, L.L.C., GOLDSBORO ASSISTED, L.L.C., CAPE MAY ASSISTED LIVING, LLC,
           TRAVIS COUNTY ASSISTED LIVING LP, RICHLAND ASSISTED, L.L.C., SILVER LAKE ASSISTED
           LIVING LLC, CHARLESTON ASSISTED LIVING, LLC,  and JOLIET ASSISTED L.L.C., (each of the foregoing individually, a "Seller" and collectively, the "Sellers") and (ii) EMERITUS CORPORATION,
           ("Purchaser") dated March, 31, 2004 (the "Execution Date").                                                (1)

10.79.3    Master Lease agreement between NHP SENIOR HOUSING, INC., ("Landlord"), and EMERITUS
           CORPORATION, ("Tenant"), dated March 31, 2004 to be effective as of April 1, 2004
           (the "Effective Date").                                                                                    (1)

10.79.4    Master Lease among the Entities Listed on Schedule 1A (collectively, "Landlord"), and the Entities Listed on Schedule 1B (collectively, "Tenant"), for the respective real properties and improvements thereon
           (each a "Facility" and collectively, the "Facilities"), dated March 31, 2004, to be effective as of
           April 1, 2004 (the "Effective Date").                                                                      (1)

10.79.5    NOMINATION AGREEMENT ("Agreement") made as of March 31, 2004, by and between
           NATIONWIDE HEALTH PROPERTIES, INC., ("NHP"), and EMERITUS CORPORATION,  ("Emeritus").                      (1)

10.79.6    NOMINATION AGREEMENT ("Agreement") made as of March 31, 2004, by and between
           NATIONWIDE HEALTH PROPERTIES, INC., ("NHP"), and EMERITUS CORPORATION, ("Emeritus").                       (1)

   99.1    Press Releases

 99.1.1    Press Release dated March 29, 2004, reporting intent to acquire nine memory loss facilities.               (1)
 99.1.2    Press Release dated March 29, 2004, reporting intent to acquire managed facilities.                        (1)
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(1)     Filed  herewith


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                                    SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
EMERITUS CORPORATION

                  By:     /s/ Raymond R. Brandstrom
                          -------------------------
                          Raymond R. Brandstrom
                          Vice President of Finance,
                          Chief Financial Officer, and Secretary


                          Dated:  April 12, 2004


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